FIRST AMENDMENT TO
VOTING TRUST AGREEMENT
(MGP INGREDIENTS, INC. VOTING TRUST)

This First Amendment (“Amendment”) to the MGP Ingredients, Inc. Voting Trust (“Voting Trust”) is entered into as of the 10th day of August, 2010 by the Trustees whose signatures are set forth below, effective as of the Effective Time, as defined below.

WITNESSETH

WHEREAS, the Voting Trust was entered into on November 16, 2005; and

WHEREAS, the Trustees whose signatures are set forth below are empowered to amend the Voting Trust, with the consent of the Cray Family Trust, and such Trustees desire to increase the universe of persons who may act as a Successor Trustee under the Voting Trust;

NOW THEREFORE, BE IT AGREED, that the Voting Trust be amended as follows:

1. Amendment to Section 4.3(a).  Paragraph (a) of Section 4.3 is amended to read in its entirety as follows:

“(a)           Each Trustee shall have the power to name and appoint an individual to succeed such Trustee in office as a successor trustee (each, a “Successor Trustee”), and  may revoke an appointment at any time prior to the time the Successor Trustee takes office.  Any such designation or revocation shall be made in a written instrument signed and acknowledged by said Trustee and deposited with the other Trustees and the Secretary of the Company prior to such Trustee’s death or resignation.  In the event of inconsistent designations, the designation in the document bearing the last execution date shall control and be deemed to revoke any prior designation. To qualify as a Successor Trustee, an individual must either (i) meet the officer and shareholder qualifications that a successor trustee of the Family Trust must meet under the terms of the First Amendment dated November 13, 1980 to the Family Trust, which are incorporated herein by reference and made a part hereof, or (ii) be an issue of Cloud L. Cray, Sr. or the spouse of such an issue and be the record owner of at least 10,000 shares of the Company's common stock; provided, that only one person qualifying solely under this clause (ii) may serve as a Successor Trustee at a time.  An individual must be so qualified at the time the individual becomes a Successor Trustee and must remain so qualified to maintain such Trustee’s Trusteeship as a Successor Trustee.  (The original Trustees named in the first paragraph of this Agreement are not subject to this requirement.) A Trustee, whether original or a Successor Trustee, may name the Trustee’s own Successor Trustee at any time and, in the manner provided above,  may revoke the document naming such Successor Trustee prior to the Successor Trustee taking office with or without substituting a new Successor Trustee.”

2. New Section 4.3(d).  Section 4.3 is amended by adding a new paragraph (d) to read in its entirety as follows:

“(d)           At such time as all of the Trustees are (or would be following the appointment of a Successor Trustee) Successor Trustees, at least one Successor Trustee must be an issue of Cloud L. Cray, Sr. or the spouse of such issue, and any appointment to a vacancy at such time as all of the other Trustees are Successor Trustees and none is an issue of Cloud L. Cray, Sr. or the spouse of such issue shall be void unless either (i) the person appointed to such vacancy is an issue of Cloud L. Cray, Sr. or the spouse of such issue who meets the share ownership qualifications in Section 4.3(a)(ii) of this Agreement,  (ii) no issue of Cloud L. Cray, Sr. or the spouse of such issue meets the share ownership qualifications in Section 4.3(a)(ii), or (iii) Beneficiaries holding Trust Certificates representing at least two-thirds (66 2/3%) of the aggregate number of shares of each class represented by the Trust Certificates shall file with the Trustees written notice of their consent to such appointment within thirty (30) days after written notice thereof is delivered to such Beneficiaries.”

3.           Effective Time.  The Effective Time of this Amendment will occur when a majority of the Trustees of the Voting Trust have executed this Amendment and a majority of the Trustees of the Cray Family Trust have consented thereto.

4.           Miscellaneous.  The construction and interpretation of this Amendment shall at all times and in all respects be governed by the laws of the State of Kansas.  This Amendment may be executed in two or more counterparts and by different parties on separate counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.  This Amendment shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

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IN WITNESS WHEREOF, the Trustees of the Voting Trust whose signatures are set forth below have caused this instrument to be executed as of the day set forth below their respective names.

Trustees:
/s/ Cloud L Cray, Jr. Cloud L. Cray, Jr., as Trustee of the MGP Ingredients, Inc. Voting Trust Date 8/23/10
/s/ Richard B. Cray Richard B. Cray, as Trustee of the MGP Ingredients, Inc. Voting Trust Date 8/23/10
/s/ Laidacker M. Seaberg Laidacker M. Seaberg, as Trustee of the MGP Ingredients, Inc. Voting Trust Date 8/23/10

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WAIVER OF NOTICE AND CONSENT

The undersigned Trustees of the Cray Family Trust, for and on behalf of the Cray Family Trust, the sole beneficiary of the Trust Certificates issued by the Voting Trust, hereby waive notice of the foregoing First Amendment to Voting Trust Agreement and consent to such First Amendment.

Trustees
/s/ Cloud L. Cray, Jr. Cloud L. Cray, Jr., as trustee of the Cray Family Trust U/T/A dated April 4, 1975, as amended by a First Amendment dated November 13, 1980. Date 8/23/10	/s/ Steven J. Pickman Steven J. Pickman, as trustee of the Cray Family Trust U/T/A dated April 4, 1975, as amended by a First Amendment dated November 13, 1980. Date 8/26/10
/s/ Richard B. Cray Richard B. Cray, as trustee of the Cray Family Trust U/T/A dated April 4, 1975, as amended by a First Amendment dated November 13, 1980. Date 8/23/10

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STATE OF Kansas	)
)ss:
COUNTY OF Atchison	)

On this 23rd day of August 2010, at my office in said County and State, before me, the undersigned, a notary public, personally appeared CLOUD L. CRAY, JR., to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed and in his capacities as Trustee of the MGP Ingredients, Inc. Voting Trust and as trustee of the Cray Family Trust.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Marta L. Myers
Notary Public
My Commission Expires:  02/01/2014

STATE OF Kansas	)
)ss:
COUNTY OF Atchison	)

On this 23rd  day of August, 2010, at my office in said County and State, before me, the undersigned, a notary public, personally appeared RICHARD B. CRAY, to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed and in his capacities as Trustee of the MGP Ingredients, Inc. Voting Trust and as trustee of the Cray Family Trust.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Marta L. Myers
Notary Public
My Commission Expires: 02/01/2014

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STATE OF Kansas	)
)ss:
COUNTY OF Atchison	)

On this 23rd day of August, 2010, before me at my office in said County and State, personally appeared LAIDACKER M. SEABERG, to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed and in his capacities as Trustee of the MGP Ingredients, Inc. Voting Trust.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Marta L. Myers
Notary Public
My Commission Expires: 02/01/2014

STATE OF Kansas	)
)ss:
COUNTY OF Atchison	)

On this 26th day of August, 2010, before me at my office in said County and State, personally appeared STEVEN J. PICKMAN, to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed and in his capacities as trustee of the Cray Family Trust.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Marta L. Myers
Notary Public
My Commission Expires: 02/01/2014

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